Exhibit (15)

The Board of Directors and Shareholders of
S&P Global Inc.

We are aware of the incorporation by reference in the following Registration Statements:
1.Registration Statement on Form S-8 (No. 33-49743) pertaining to the 1993 Key Employee Stock Incentive Plan,
2.Registration Statements on Form S-8 (No.333-30043 and No. 333-40502) pertaining to the 1993 Employee Stock Incentive Plan,
3.Registration Statement on Form S-8 (No. 333-92224) pertaining to the 2002 Stock Incentive Plan,
4.Registration Statement on Form S-8 (No. 333-116993) pertaining to the Amended and Restated 2002 Stock Incentive Plan,
5.Registration Statement on Form S-8 (No. 333-06871) pertaining to the Director Deferred Stock Ownership Plan,
6.Registration Statement on Form S-8 (No. 33-50856) pertaining to the Savings Incentive Plan of McGraw-Hill, Inc. and its Subsidiaries, the Employee Retirement Account Plan of McGraw-Hill, Inc. and its Subsidiaries, the Standard & Poor's Savings Incentive Plan for Represented Employees, the Standard & Poor's Employee Retirement Account Plan for Represented Employees, the Employees' Investment Plan of McGraw-Hill Broadcasting Company, Inc. and its Subsidiaries,
7.Registration Statement on Form S-8 (No. 333-126465) pertaining to the Savings Incentive Plan of The McGraw-Hill Companies, Inc. and its Subsidiaries, the Employee Retirement Account Plan of The McGraw-Hill Companies, Inc. and its Subsidiaries, the Standard & Poor's Savings Incentive Plan for Represented Employees, and the Standard & Poor's Employee Retirement Account Plan for Represented Employees,
8.Registration Statement on Form S-8 (No. 333-157570) pertaining to the 401(k) Savings and Profit Sharing Plan of The McGraw-Hill Companies, Inc. and its Subsidiaries,
9.Registration Statement on Form S-8 (No. 333-167885) pertaining to the Amended and Restated 2002 Stock Incentive Plan,
10.Registration Statement on Form S-8 (No. 333-231476) pertaining to the S&P Global Inc. 2019 Stock Incentive Plan S&P Global Inc. Amended and Restated Director Deferred Stock Ownership Plan; and
11.Registration Statement on Form S-4 (No. 333-251999) and the related Prospectus of S&P Global Inc.
12.Registration Statement on Form S-8 POS (No. 333-251999) pertaining to IHS Markit Ltd. 2014 Equity Incentive Award Plan and IHS Markit Ltd. 2004 Long-Term Incentive Plan
13.Registration Statement on Form S-4 (No. 333-269236) and the related Prospectus of S&P Global Inc.
14.Registration Statement on Form S-4 (No. 333-269237) and the related Prospectus of S&P Global Inc.
15.Registration Statement on Form S-4 (No. 333-280788) and the related Prospectus of S&P Global Inc.
16.Registration Statement on Form S-4 (No. 333-297343) and the related Prospectus of S&P Global Inc.

of our report dated July 28, 2026 relating to the unaudited consolidated interim financial statements of S&P Global Inc., which are included in its Form 10-Q for the quarter ended June 30, 2026.

/s/ ERNST & YOUNG LLP

New York, New York
July 28, 2026